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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 11, 2000

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                                  Red Hat, Inc.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-26281              06-1364380
(State or other jurisdiction          (Commission          (I.R.S. Employer
     of incorporation)               File Number)         Identification No.)

            2600 Meridian Parkway
           Durham, North Carolina                           27713
  (Address of Principal Executive Offices)                (Zip Code)

        Registrant's telephone number, including area code: 919-547-0012

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Item 5.  Other Events

         On August 11, 2000, Red Hat, Inc. ("Red Hat") and C2Net Software, Inc., a privately held California corporation ("C2Net"), announced that they had entered into an Agreement and Plan of Reorganization, dated as of August 11, 2000 (the "Merger Agreement"), by and among Red Hat, a newly formed subsidiary of Red Hat, C2Net, certain shareholders of C2Net, and William D. Rowzee, as securityholder agent. In the transaction contemplated by the Merger Agreement (the "Merger"), a subsidiary of Red Hat will merger with and into C2Net and all outstanding shares of C2Net capital stock will be converted into the right to receive shares of Red Hat common stock and Red Hat will assume any outstanding options to purchase C2Net capital stock. The total number of shares of Red Hat common stock to be issued in the Merger is 1,992,877. This amount was inadvertently reported as 1,992,883 in Red Hat's press release announcing the execution of the Merger Agreement, which is filed with and incorporated by reference into this report.

         Red Hat will account for the Merger using the purchase method of accounting. The Merger is subject to certain customary conditions to closing.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits.

              Exhibit No.   Description
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                    99      Press release of Red Hat, Inc., dated August 14,
                            2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RED HAT, INC.

                                            By: /s/ Mark H. Webbink
                                            Name:   Mark H. Webbink
                                            Title:  General Counsel

Dated:  August 22, 2000